Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Reports Fourth Quarter and Record Full Year 2018 Earnings; Increases Quarterly Dividend 11.1%

Indiana, PA, January 29, 2019 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year 2018.
Full Year 2018 Highlights
Franchise Growth

•
The company successfully completed its acquisition of Foundation Bank located in the Cincinnati, Ohio metropolitan area on May 1, 2018, which included $184 million in loans and $141 million in deposits at close.

•	Total loans grew $364 million, or 6.7% compared to the prior year including $180 million, or 3.3% in organic loan growth (excluding loans acquired from Foundation Bank).

•	Average deposits grew $441 million, or 8.2% compared to the prior year including $346 million, or 6.5% in organic deposit growth (excluding deposits acquired from Foundation Bank).

•
On May 21, 2018, the company’s banking subsidiary, First Commonwealth Bank, issued $100 million in subordinated debt notes resulting in net proceeds of approximately $98 million. These notes qualify as Tier II capital for regulatory capital purposes and further strengthen the Bank’s capital ratios.

•	The Company repurchased 1.8 million shares, or 1.8% of common shares outstanding.

•	Tangible book value per share grew 10.1% year-over-year.
Earnings

•
For the year ended December 31, 2018, net income was $107.5 million (or $1.08 diluted earnings per share). Core net income (non-GAAP), which excludes acquisition expenses, was $108.8 million, or $1.10 diluted earnings per share, all of which are record levels for First Commonwealth.

◦	Core earnings per share (non-GAAP) increased $0.28, or 34.1% from the previous year.

•	Total revenue (excluding net security gains) (non-GAAP) grew $26.4 million, or 8.6% from the prior year.

◦	Net interest income (on a fully tax-equivalent (FTE) basis) (non-GAAP) increased $21.2 million, or 9.1%, from the prior year.

◦	Noninterest income (excluding net security gains) (non-GAAP) grew $5.2 million, or 7.0%, from the prior year.

•	Total noninterest expense decreased $4.7 million, or 2.4% from the prior year.

◦	Noninterest expense (excluding acquisition expenses) (non-GAAP) increased $3.8 million, or 2.0%, from the prior year.

•
The return on average equity (ROE) for the year ended December 31, 2018 was 11.41%. The core return on average tangible common equity (ROTCE) (non-GAAP) for the period was 16.87%, an increase of 349 basis points from the previous year.

Profitability

•	The net interest margin improved 14 basis points to 3.71% compared to the prior year.

•	The efficiency ratio improved 307 basis points to 57.15% compared to the prior year.

•	The return on average assets (ROA) for the year ended December 31, 2018 was 1.42%. The Core ROA (non-GAAP) improved 35 basis points to 1.44% compared to the prior year.

Fourth Quarter 2018 Highlights
Franchise Growth

•	Total loans grew $115 million, or 8.1% (annualized) compared to the prior quarter.

Earnings

•
For the quarter ended December 31, 2018, net income was $27.0 million (or $0.27 diluted earnings per share), resulting in an ROA of 1.39% and an ROE of 11.06%. Core net income (non-GAAP) was essentially the same as the company’s reported GAAP earnings.

•	Total revenue (excluding security gains) grew $5.1 million, or 6.2%, from the prior year quarter and $2.0 million, or 9.4% (annualized), from the third quarter of 2018.

◦	Net interest income (FTE) increased $1.2 million, or 7.5% (annualized), from the prior quarter.

◦	Noninterest income (excluding security gains) grew $0.8 million, or 15.6% (annualized), from the prior quarter.

•	Total noninterest expense decreased $1.9 million, or 3.6%, from the prior year quarter and increased $0.5 million from the third quarter of 2018.

◦	Noninterest expense (excluding acquisition expenses) decreased $2.1 million from the prior year quarter.

•	Provision for credit losses totaled $1.5 million, a decrease of $0.8 million and $1.5 million from the year ago and previous quarter, respectively, as all major asset quality metrics improved.

Profitability

•
The net interest margin expanded three basis points to 3.70% compared to the prior quarter and increased nine basis points from the prior year quarter as positive replacement yields on loans offset deposit rate increases.

◦	Deposit betas on non-maturity deposits remained well controlled at 20%.

•	The Core return on average assets (non-GAAP) was 1.39%.

“Our results in the fourth quarter were a strong finish to a very successful year for our organization,” stated T. Michael Price, President and Chief Executive Officer. “In 2018, we expanded our footprint into Cincinnati with the acquisition and integration of Foundation Bank, the buildout of our SBA team moved us to a number 2 ranking in our western Pennsylvania market from number 18 a year ago, and we produced record earnings of $107.5 million. And we continue to make strategic investments in talent and technology to fulfill the needs of the businesses in our communities and help our customers improve their financial lives. We have positive momentum heading into 2019 and are well-positioned to generate consistent and sustainable long-term performance.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Twelve Months Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Reported Results
Net income	$26,998	$25,149	$3,981	$107,498	$55,165
Diluted earnings per share	$0.27	$0.25	$0.04	$1.08	$0.58
Return on average assets	1.39%	1.30%	0.21%	1.42%	0.77%
Return on average equity	11.06%	10.28%	1.75%	11.41%	6.45%

Operating Results (non-GAAP)(1)
Core net income	$27,000	$25,168	$20,561	$108,791	$78,512
Core diluted earnings per share	$0.27	$0.25	$0.21	$1.10	$0.82
Core return on average assets	1.39%	1.30%	1.11%	1.44%	1.09%
Return on average tangible common equity	16.09%	15.01%	2.84%	16.67%	9.50%
Core return on average tangible common equity	16.09%	15.02%	13.29%	16.87%	13.38%
Core efficiency ratio	57.45%	57.82%	62.24%	57.15%	60.22%
Net interest margin (FTE)	3.70%	3.67%	3.61%	3.71%	3.57%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the fourth quarter of 2018 was $27.0 million, as compared to $4.0 million for the fourth quarter of 2017. The prior year quarter’s results were impacted by a previously disclosed valuation adjustment to the company’s deferred tax asset following the passage of the Tax Cuts and Jobs Act, which resulted in a non-cash charge of $16.7 million.
Net income for the year ended December 31, 2018 was $107.5 million, as compared to $55.2 million for the same period in 2017, an increase of $52.3 million. The results for the prior year were impacted by the aforementioned non-cash charge of $16.7 million as well as merger-related expenses of $10.2 million (pretax) in 2017 as compared to merger-related expenses of $1.6 million in 2018. Excluding these expenses, core net income (non-GAAP) for the year ended December 31, 2018 was $108.8 million, an increase of $30.3 million, or 38.6%, from the previous year.
Net Interest Margin and Net Interest Income
The net interest margin for the fourth quarter of 2018 was 3.70%, an increase of three basis points from the previous quarter and an increase of nine basis points from the fourth quarter of 2017.
The total cost of interest-bearing demand and savings deposits increased five basis points from the previous quarter, compared to a 25 basis point increase in the Federal Funds Target Rate in the quarter.  This equates to an effective deposit beta of 20%, which is unchanged from the previous quarter. The increased cost of interest-bearing deposits was partially offset by $9.0 million of growth in average noninterest-bearing deposits.
Loan yields increased 15 basis points from the previous quarter due to the repricing of variable and adjustable rate loans and higher replacement yields on new loans.
For the quarter ended December 31, 2018, total average earning assets grew $74 million and $367 million, respectively, from the prior quarter and prior year period.
The increase in the net interest margin from the prior year quarter was primarily due to a 44 basis point increase in the yield on loans, which was partially offset by higher short-term borrowing costs following the Federal Reserve’s decisions to raise short-term interest rates.
The net interest margin for the year ended December 31, 2018 was 3.71%, an increase of 14 basis points from the previous year.
The increase from the prior year was due primarily to a 40 basis point increase in the yield on interest earning assets partially offset by a 26 basis point increase in funding costs. These increases were primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decision to increase short-term rates 200 basis points since December 2016, along with the funding costs increasing less than asset yields.
For the year ended December 31, 2018, total average earning assets grew $319 million, or 4.9% from the prior year. Average loans grew by 5.8%, while average deposits grew by 8.2%.
Credit Quality
At December 31, 2018, nonperforming loans were $32.0 million, a decrease of $7.8 million from September 30, 2018 and a decrease of $10.2 million from December 31, 2017. Nonperforming loans as a percentage of total loans were 0.55%, 0.70% and 0.78% for the periods ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

Subsequent to December 31, 2018, a $6.0 million nonperforming loan was paid off in full, resulting in the release of $1.7 million of excess reserves in the fourth quarter of 2018.
The provision for credit losses totaled $12.5 million for the year ended December 31, 2018, an increase of $7.4 million as compared to the prior year. The increase from the prior year is primarily the result of one commercial real estate relationship which was resolved during the year and the recognition of $3.1 million of recoveries on two commercial relationships during the prior year.
For the year ended December 31, 2018, net charge-offs were $13.1 million, or 0.23% of average loans, compared to $7.0 million in the prior year period, an increase of $6.1 million. The increase from the prior year is primarily the result of the aforementioned commercial real estate relationship, which deteriorated and was resolved during the year, as well as recoveries for two large commercial credits totaling $3.1 million in the prior year.
During the fourth quarter of 2018, net charge-offs were $4.5 million, or 0.31% of average loans (annualized), compared to $3.5 million in the prior quarter and $2.1 million in the fourth quarter of 2017. Net charge-offs in the fourth quarter were the result of the successful resolution of several problem credits during the quarter.
For the originated loan portfolio at December 31, 2018, the general allowance for credit losses to total originated loans was 0.87%, compared to 0.89% at September 30, 2018 and 0.90% at December 31, 2017.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $20.5 million for the fourth quarter of 2018 as compared to $19.8 million for the third quarter of 2018 and $20.4 million for the fourth quarter of 2017. Gain on sale of other loans and assets increased $1.1 million and $1.2 million from the prior quarter and the year ago quarter, respectively, due to a $0.6 million gain on the sale of a nonperforming loan and a $0.4 million insurance recovery during the fourth quarter of 2018, as well as the company’s recent emphasis on Small Business Administration (SBA) qualified lending. This was partially offset by a decrease of $0.4 million and $0.5 million from the prior quarter and year ago quarter, respectively, in gain on sale of mortgage loans. Trust fee income decreased $0.3 million from the prior quarter due to seasonally higher tax advisory services in the third quarter.
There were no security gains during the fourth and third quarters of 2018; however, the company recognized a $4.3 million gain during the fourth quarter of 2017 following the successful auction call of a single pooled trust preferred security.
Noninterest expense (excluding merger-related expenses) totaled $50.0 million for the fourth quarter of 2018, as compared to $49.5 million for the third quarter of 2018 and $52.1 million for the fourth quarter of 2017. The $0.5 million increase from the previous quarter was primarily the result of a $1.0 million increase in salaries and benefits (due to a $1.3 million increase in hospitalization costs) and a $0.5 million increase in other professional fees. This was partially offset by a $0.4 million decrease in advertising and promotion, a $0.3 million decrease in appraisal fees, and a $0.3 million decrease in unfunded commitment reserves on construction loans.

The $2.1 million decrease from the prior year quarter was primarily due to $2.5 million of expense for a bonus paid to all employees following the passage of the Tax Cuts and Jobs Act in the fourth quarter of 2017.
Full time equivalent staff was 1,426 at December 31, 2018 as compared to 1,417 at September 30, 2018 and 1,372 at December 31, 2017. The increase from the prior year is the result of the addition of employees from acquisitions and the continued expansion of the mortgage, SBA and commercial banking businesses.
Dividends and Capital
First Commonwealth Financial Corporation declared a quarterly common stock dividend of $0.10 per share, which is payable on February 22, 2019 to shareholders of record as of February 8, 2019. This dividend represents an 11.1% increase over the previous quarter and a 3.0% projected annual yield utilizing the January 28, 2019 closing market price of $13.42.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2018 were 14.7%, 12.3%, 10.3% and 11.1%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the quarter and year ended December 31, 2018 on Wednesday, January 30, 2019 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10127627. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 137 community banking offices in 22 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$65,514	$64,311	$60,624	$254,196	$233,005
Provision for credit losses	1,499	2,961	2,253	12,531	5,087
Noninterest income	20,529	19,757	24,705	88,637	80,331
Noninterest expense	50,024	49,530	51,909	195,556	200,298
Net income	26,998	25,149	3,981	107,498	55,165
Core net income (5)	27,000	25,168	20,561	108,791	78,512

Earnings per common share (diluted)	$0.27	$0.25	$0.04	$1.08	$0.58
Core earnings per common share (diluted) (6)	$0.27	$0.25	$0.21	$1.10	$0.82

KEY FINANCIAL RATIOS

Return on average assets	1.39%	1.30%	0.21%	1.42%	0.77%
Core return on average assets (7)	1.39%	1.30%	1.11%	1.44%	1.09%
Return on average shareholders' equity	11.06%	10.28%	1.75%	11.41%	6.45%
Return on average tangible common equity (8)	16.09%	15.01%	2.84%	16.67%	9.50%
Core return on average tangible common equity (9)	16.09%	15.02%	13.29%	16.87%	13.38%
Core efficiency ratio (2)(10)	57.45%	57.82%	62.24%	57.15%	60.22%
Net interest margin (FTE) (1)	3.70%	3.67%	3.61%	3.71%	3.57%

Book value per common share	$9.90	$9.69	$9.11
Tangible book value per common share (11)	6.98	6.82	6.34
Market value per common share	12.08	16.14	14.32
Cash dividends declared per common share	0.09	0.09	0.08	$0.35	$0.32

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.55%	0.70%	0.78%
Nonperforming assets as a percent of total assets (3)	0.46%	0.57%	0.62%
Net charge-offs as a percent of average loans (annualized) (4)	0.31%	0.25%	0.16%
Allowance for credit losses as a percent of nonperforming loans (4)	149.14%	127.35%	114.34%
Allowance for credit losses as a percent of end-of-period loans (4)	0.83%	0.90%	0.89%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	0.90%	0.98%	0.96%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.5%	12.7%	12.2%
Tangible common equity as a percent of tangible assets (12)	9.1%	9.3%	8.8%
Leverage Ratio	10.3%	10.5%	9.7%
Risk Based Capital - Tier I	12.3%	12.6%	11.5%
Risk Based Capital - Total	14.7%	15.1%	12.3%
Common Equity - Tier I	11.1%	11.4%	10.3%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
INCOME STATEMENT
Interest income	$77,945	$74,873	$65,840	$292,257	$250,550
Interest expense	12,896	11,060	6,270	40,035	21,770
Net Interest Income	65,049	63,813	59,570	252,222	228,780
Taxable equivalent adjustment (1)	465	498	1,054	1,974	4,225
Net Interest Income (FTE)	65,514	64,311	60,624	254,196	233,005
Provision for credit losses	1,499	2,961	2,253	12,531	5,087
Net Interest Income after Provision for Credit Losses (FTE)	64,015	61,350	58,371	241,665	227,918

Net securities gains	—	—	4,345	8,102	5,040
Trust income	1,887	2,206	1,823	7,901	7,098
Service charges on deposit accounts	4,757	4,589	4,721	18,175	18,579
Insurance and retail brokerage commissions	1,866	1,872	2,155	7,426	8,807
Income from bank owned life insurance	1,445	1,579	1,486	6,686	5,699
Gain on sale of mortgage loans	1,169	1,542	1,656	5,436	5,366
Gain on sale of other loans and assets	1,725	643	486	5,273	1,753
Card-related interchange income	5,258	5,044	4,907	20,187	18,780
Derivative mark-to-market	(2)	—	(424)	787	(473)
Swap fee income	759	528	1,547	1,874	2,005
Other income	1,665	1,754	2,003	6,790	7,677
Total Noninterest Income	20,529	19,757	24,705	88,637	80,331

Salaries and employee benefits	27,535	26,553	28,781	105,115	103,714
Net occupancy	4,287	4,341	4,051	17,219	15,648
Furniture and equipment	3,636	3,424	3,755	14,247	13,508
Data processing	2,706	2,853	2,431	10,470	9,090
Pennsylvania shares tax	1,477	1,248	1,139	4,875	4,209
Advertising and promotion	771	1,200	1,051	3,956	3,786
Intangible amortization	787	817	819	3,217	3,081
Collection and repossession	702	630	563	2,762	1,905
Other professional fees and services	1,473	962	1,406	4,473	4,761
FDIC insurance	417	217	744	2,007	3,210
Litigation and operational losses	351	435	943	1,162	2,050
Loss on sale or write-down of assets	205	181	348	1,080	1,834
Merger and acquisition related	3	24	(199)	1,637	10,213
Other operating expenses	5,674	6,645	6,077	23,336	23,289
Total Noninterest Expense	50,024	49,530	51,909	195,556	200,298

Income before Income Taxes	34,520	31,577	31,167	134,746	107,951
Taxable equivalent adjustment (1)	465	498	1,054	1,974	4,225
Income tax provision	7,057	5,930	26,132	25,274	48,561
Net Income	$26,998	$25,149	$3,981	$107,498	$55,165

Shares Outstanding at End of Period	98,518,668	100,361,434	97,456,478	98,518,668	97,456,478
Average Shares Outstanding Assuming Dilution	99,358,759	100,490,812	97,507,465	99,223,513	95,331,037

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2018	2018	2017
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$95,934	$93,162	$98,624
Interest-bearing bank deposits	3,013	3,022	8,668
Securities available for sale, at fair value	941,373	914,085	761,195
Securities held to maturity, at amortized cost	393,855	389,621	422,096
Loans held for sale	11,881	8,287	14,850

Loans	5,774,139	5,662,782	5,407,376
Allowance for credit losses	(47,764)	(50,746)	(48,298)
Net loans	5,726,375	5,612,036	5,359,078

Goodwill and other intangibles	287,240	288,028	270,360
Other assets	368,584	378,104	373,668
Total Assets	$7,828,255	$7,686,345	$7,308,539

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,466,213	$1,451,284	$1,416,771

Interest-bearing demand deposits	180,209	181,504	187,281
Savings deposits	3,401,354	3,453,461	3,361,840
Time deposits	850,216	808,894	614,813
Total interest-bearing deposits	4,431,779	4,443,859	4,163,934

Total deposits	5,897,992	5,895,143	5,580,705

Short-term borrowings	721,823	587,806	707,466
Long-term borrowings	185,056	185,266	87,918
Total borrowings	906,879	773,072	795,384

Other liabilities	47,995	45,199	44,323
Shareholders' equity	975,389	972,931	888,127
Total Liabilities and Shareholders' Equity	$7,828,255	$7,686,345	$7,308,539

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Twelve Months Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2018	Rate	2018	Rate	2017	Rate	2018	Rate	2017	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,704,468	4.81%	$5,657,390	4.66%	$5,433,384	4.29%	$5,582,651	4.64%	$5,278,511	4.20%
Securities and interest bearing bank deposits (FTE) (1)	1,316,488	2.79%	1,289,178	2.73%	1,220,469	2.63%	1,267,471	2.79%	1,252,739	2.63%
Total Interest-Earning Assets (FTE) (1)	7,020,956	4.43%	6,946,568	4.30%	6,653,853	3.99%	6,850,122	4.30%	6,531,250	3.90%
Noninterest-earning assets	712,047		715,461		710,946		705,234		679,212
Total Assets	$7,733,003		$7,662,029		$7,364,799		$7,555,356		$7,210,462

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,601,354	0.45%	$3,657,439	0.40%	$3,521,485	0.20%	$3,620,766	0.37%	$3,429,445	0.17%
Time deposits	842,123	1.40%	786,912	1.18%	596,051	0.73%	749,408	1.13%	578,158	0.65%
Short-term borrowings	633,363	2.10%	569,666	1.81%	807,831	1.19%	618,957	1.74%	867,391	1.01%
Long-term borrowings	185,144	5.29%	185,401	5.24%	88,019	4.24%	147,915	5.13%	86,391	4.12%
Total Interest-Bearing Liabilities	5,261,984	0.97%	5,199,418	0.84%	5,013,386	0.50%	5,137,046	0.78%	4,961,385	0.44%
Noninterest-bearing deposits	1,456,983		1,447,948		1,411,902		1,434,233		1,356,125
Other liabilities	45,445		44,261		39,011		41,740		37,818
Shareholders' equity	968,591		970,402		900,500		942,337		855,134
Total Noninterest-Bearing Funding Sources	2,471,019		2,462,611		2,351,413		2,418,310		2,249,077
Total Liabilities and Shareholders' Equity	$7,733,003		$7,662,029		$7,364,799		$7,555,356		$7,210,462

Net Interest Margin (FTE) (annualized)(1)		3.70%		3.67%		3.61%		3.71%		3.57%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2018	2018	2017
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,138,473	$1,116,204	$1,163,383
Commercial real estate	2,123,544	2,136,431	2,019,096
Real estate construction	358,978	298,395	248,868
Total Commercial	3,620,995	3,551,030	3,431,347

Consumer Loan Portfolio:
Closed-end mortgages	1,037,124	1,008,411	897,284
Home equity lines of credit	525,281	524,927	529,086
Total Real Estate - Consumer	1,562,405	1,533,338	1,426,370

Auto loans	481,954	476,536	454,932
Direct installment	37,454	33,415	24,560
Personal lines of credit	63,131	59,927	60,023
Student loans	8,200	8,536	10,144
Total Other Consumer	590,739	578,414	549,659
Total Consumer Portfolio	2,153,144	2,111,752	1,976,029
Total Portfolio Loans	5,774,139	5,662,782	5,407,376
Loans held for sale	11,881	8,287	14,850
Total Loans	$5,786,020	$5,671,069	$5,422,226

	December 31,	September 30,	December 31,
	2018	2018	2017
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$11,509	$17,921	$19,455
Troubled debt restructured loans on nonaccrual basis	11,761	13,876	11,222
Troubled debt restructured loans on accrual basis	8,757	8,052	11,563
Total Nonperforming Loans	$32,027	$39,849	$42,240
Other real estate owned ("OREO")	3,935	3,874	2,765
Repossessions ("Repos")	266	135	292
Total Nonperforming Assets	$36,228	$43,858	$45,297
Loans past due in excess of 90 days and still accruing	1,582	1,647	1,854
Classified loans	40,241	50,079	73,017
Criticized loans	127,235	141,591	124,417

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.63%	0.77%	0.83%
Allowance for credit losses	$47,764	$50,746	$48,298

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,672	$2,516	$777	$4,506	$2,733
Real estate construction	(42)	(92)	—	(141)	(470)
Commercial real estate	1,489	(36)	177	3,777	62
Residential real estate	243	226	240	952	916
Loans to individuals	1,119	915	937	3,971	3,733
Net Charge-offs	$4,481	$3,529	$2,131	$13,065	$6,974

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.31%	0.25%	0.16%	0.23%	0.13%
Provision for credit losses as a percentage of net charge-offs	33.45%	83.90%	105.73%	95.91%	72.94%
Provision for credit losses	$1,499	$2,961	$2,253	$12,531	$5,087

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21% for 2018 and 35% for 2017.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Net Income	$26,998	$25,149	$3,981	$107,498	$55,165
Intangible amortization	787	817	819	3,217	3,081
Tax benefit of amortization of intangibles	(165)	(172)	(287)	(676)	(1,078)
Net Income, adjusted for tax affected amortization of intangibles	27,620	25,794	4,513	110,039	57,168

Average Tangible Equity:
Total shareholders' equity	$968,591	$970,402	$900,500	$942,337	$855,134
Less: intangible assets	287,610	288,570	270,906	282,281	253,533
Tangible Equity	680,981	681,832	629,594	660,056	601,601
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$680,981	$681,832	$629,594	$660,056	$601,601

(8)Return on Average Tangible Common Equity	16.09%	15.01%	2.84%	16.67%	9.50%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Core Net Income:
Total Net Income	$26,998	$25,149	$3,981	$107,498	$55,165
Deferred tax asset writedown	—	—	16,709	—	16,709
Merger & Acquisition related expenses	3	24	(199)	1,637	10,213
Tax benefit of merger & acquisition related expenses	(1)	(5)	70	(344)	(3,575)
(5) Core net income	27,000	25,168	20,561	108,791	78,512
Average Shares Outstanding Assuming Dilution	99,358,759	100,490,812	97,507,465	99,223,513	95,331,037
(6) Core Earnings per common share (diluted)	$0.27	$0.25	$0.21	$1.10	$0.82

Intangible amortization	787	817	819	3,217	3,081
Tax benefit of amortization of intangibles	(165)	(172)	(287)	(676)	(1,078)
Core Net Income, adjusted for tax affected amortization of intangibles	$27,622	$25,813	$21,093	$111,332	$80,515

(9) Core Return on Average Tangible Common Equity	16.09%	15.02%	13.29%	16.87%	13.38%

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Core Return on Average Assets:
Total Net Income	$26,998	$25,149	$3,981	$107,498	$55,165
Total Average Assets	7,733,003	7,662,029	7,364,799	7,555,356	7,210,462
Return on Average Assets	1.39%	1.30%	0.21%	1.42%	0.77%

Core Net Income (5)	$27,000	$25,168	$20,561	$108,791	$78,512
Total Average Assets	7,733,003	7,662,029	7,364,799	7,555,356	7,210,462
(7) Core Return on Average Assets	1.39%	1.30%	1.11%	1.44%	1.09%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Core Efficiency Ratio:
Total Noninterest Expense	$50,024	$49,530	$51,909	$195,556	$200,298
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(203)	82	624	(162)	1,075
Intangible amortization	787	817	819	3,217	3,081
Merger and acquisition related	3	24	(199)	1,637	10,213
Noninterest Expense - Core	$49,437	$48,607	$50,665	$190,864	$185,929

Net interest income, fully tax equivalent	$65,514	$64,311	$60,624	$254,196	$233,005
Total noninterest income	20,529	19,757	24,705	88,637	80,331
Net securities gains	—	—	(4,345)	(8,102)	(5,040)
Total Revenue	$86,043	$84,068	$80,984	$334,731	$308,296

Adjustments to Revenue:
Derivative mark-to-market	(2)	—	(424)	787	(473)
Total Revenue - Core	$86,045	$84,068	$81,408	$333,944	$308,769

(10)Core Efficiency Ratio	57.45%	57.82%	62.24%	57.15%	60.22%

	December 31,	September 30,	December 31,
	2018	2018	2017
Tangible Equity:
Total shareholders' equity	$975,389	$972,931	$888,127
Less: intangible assets	287,240	288,028	270,360
Tangible Equity	688,149	684,903	617,767
Less: preferred stock	—	—	—
Tangible Common Equity	$688,149	$684,903	$617,767

Tangible Assets:
Total assets	$7,828,255	$7,686,345	$7,308,539
Less: intangible assets	287,240	288,028	270,360
Tangible Assets	$7,541,015	$7,398,317	$7,038,179

(12)Tangible Common Equity as a percentage of Tangible Assets	9.13%	9.26%	8.78%

Shares Outstanding at End of Period	98,518,668	100,361,434	97,456,478
(11)Tangible Book Value Per Common Share	$6.98	$6.82	$6.34

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.